Exhibit 23(c)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-55931, 333-27989, 333-32831, 333-56055, 333-68663 and
333-68663-01 on Form S-3, and Registration Statements No. 333-32833, 333-32835, 333-32837, 333-32839, 333-32841, 333-32843, 333-45657 and 333-46671
on Form S-8 of Texas Utilities Company of our report dated March 5, 1999, appearing in this Annual Report on Form 10-K of Texas Utilities Company for the year ended December 31, 1998.





Dallas, Texas
March 22, 1999